VARO, INC.
2800 West Kingsley
Garland, Texas 75041

December 1, 1993

Bankers Trust Company,
as Collateral Agent
One Bankers Trust Plaza
New York, New York 10017
Attention: Commercial Loan Division

Ladies/Gentlemen:

Reference is made to the General Security Agreement
(the Agreement), dated as of July 15, 1993, made by Imo Industries Inc. ("Imo") and each of the subsidiaries of Imo listed on the signature pages thereto in favor of Bankers Trust Company, as collateral agent for the Secured Parties. Capital-ized terms used herein but not otherwise defined herein have the meanings assigned such terms in the Agreement.

This letter supplements the Agreement and is deliv-ered by the undersigned, Varo, Inc. (Varo), pursuant to Sec-tion 4(j) of the Agreement. Varo hereby agrees to be bound as a Subsidiary Pledgor by all of the terms, covenants and condi-tions set forth in the Agreement to the same extent that it would have would have been bound if it had been a signatory to the Agreement on the execution date of the Agreement. Varo hereby makes each of the representations and warranties and agrees to each of the covenants, as applicable, contained in Sections 4(a), 4(f), 4(g), 4(h), 4(i) and 4(j) of the Agreement.

Varo further represents, warrants and covenants as follows:

a. Ownership. Varo is, as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, Varo will be, the legal record and beneficial owner of all of its Pledged Collateral free from any Lien or other right, title or interest of any Person other than (i) the Liens set forth on Schedule 1 hereto, (ii) Permitted Liens,
(iii) Liens and security interests granted by Varo to the Col-lateral Agent pursuant to the Agreement and (iv) Liens on other than a Material Portion (as defined in the New Credit Agree-ment) of the Collateral. Varo shall defend its ownership of its Pledged Collateral against all claims and demands of all other Persons at any time claiming any interest in any Material Portion of Collateral adverse to the Collateral Agent.

b. Other Financing Statements. Except as set forth on Schedule 1 hereto, and other than with respect to less than a Material Portion of the Collateral, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in its Pledged Collateral and, so long as the Agreement remains in effect, Varo shall not exe-cute or authorize to be filed in any public office any financ-ing statement (or similar statement or instrument of registra-tion under the law of any jurisdiction) or statements relating to its Pledged Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted by Varo to the Collateral Agent pursuant to the Agreement.

c. Chief Executive Office: Corporate Name: Records.
The chief executive office and the corporate name of Varo are as set forth on Annex A hereto. Varo shall not change its name or move its chief executive office, except in accordance with the last sentence of this Section (c). All tangible record evidence of all of Varo's Pledged Collateral and the only original books of account and records of Varo relating thereto are, and will continue to be, kept at such chief executive office, or at such new location for such chief executive office as Varo may establish in accordance with the last sentence of this Section (c) or at the chief executive office of Imo. Varo shall not establish a new location for its chief executive office and shall not change its name until it shall have given the Collateral Agent not less than 30 days' prior written notice of its intention to do so, identifying such new location or name and providing such other information in connection therewith as the Collateral Agent reasonably may request.

d. Location of Inventory. All Inventory now held or subsequently acquired by Varo shall be kept at any one of the locations shown on Annex B hereto, or such new location not shown on Annex B hereto as Varo may establish if (i) it shall have given to the Collateral Agent at least 30 days' prior written notice of its intention to do so, identifying such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and
(ii) with respect to such new location, Varo shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and proof of the security interest in Varo's Pledged Collateral intended to be granted by the Agreement.

Execution in Counterparts. This supplement and any amendments, waivers, consents or supplements hereto may be exe-cuted in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

GOVERNING LAW: TERMS. THIS AGREEMENT SHALL E GOV-
ERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRIN-
CIPLES OF CONFLICT OF LAWS.
- -4 -

IN WITNESS WHEREOF, Varo has caused this supplement to be executed and delivered by its duly authorized officer as of the date first above written.

VARO, INC.

By:  /s/ Thomas J. Bird
Name:   THOMAS J. BIRD
Title:     Senior Vice President

AGREED TO AND ACCEPTED:

BANKERS TRUST COMPANY,
as Collateral Agent

By : /s/ June C. George
Name:     JUNE C. GEORGE
     Vice President

               ANNEX A

Pledgor                         Chief Executive Office

Varo, Inc.                       2800 West Kingsley Road
                                 Garland, Texas 75041



                  ANNEX B

                                   OWNED OR
PROPERTY ADDRESS                    LEASED

555 5th Street                     Leased
Garland, Texas

900 & 932 North Shiloh Road        Owned
Garland, Texas 75042

3414 Herrmann St                   Owned
Garland, Texas 75041

2800 N. Kingsley Road              Leased
Garland, Texas 75041

3609 Marquis Drive                 Owned
Garland, Texas 75042

9839 Chartwell                     Leased
Dallas, Texas 75243

2201-2203 N. Walnut Street         Leased
Garland, Texas 75042

538 Shepherd Street                Leased
Garland, Texas 75402

Note: THE LESSOR UNDER ALL ABOVE LEASES IS VARO INC.